As filed with the Securities and Exchange Commission on August 10, 2006	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NovaGold Resources Inc.
(Exact name of Registrant as specified in its charter)

Nova Scotia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite 2300, 200 Granville Street
Vancouver, British Columbia
Canada V6C 1S4
(604) 669-6227
Address of Principal Executive Offices

2004 Stock Option Plan of NovaGold Resources Inc.
(Full titles of the plans)

DL Services, Inc.
1420 Fifth Avenue, Suite 3400
Seattle, Washington 98101

(Name and address of agent for service)
(206) 903-8800
(Telephone number, including area code, of agent for service)

With a copy to
Kenneth G. Sam
Dorsey & Whitney LLP
Republic Plaza Building, Suite 4700
370 Seventeenth Street
Denver, Colorado 80202-5647
(303) 629-3445

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable pursuant to options available for issuance under the Plan Total	776,174 776,174	US$16.80(3) US$16.80(3)	US$13,039,723.2 US$13,039,723.2	US$1,395.25 US$1,395.25

(1)	Common Shares, without par value, offered by the Company pursuant to the Plan described herein.

(2)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.

(3)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on August 9, 2006, as quoted on The American Stock Exchange (“AMEX”), which was US$16.80 per share.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of NovaGold Resources Inc. (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 776,174 shares of the Registrant’s common stock without par value (“Common Shares”) to be issued pursuant to the 2004 Stock Option Plan of NovaGold Resources Inc. (the “Plan”) adopted May 11, 2004, as amended April 25, 2005 and March 10, 2006. The contents of the Registration Statement on Form S-8 (File No. 333-134871), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 8, 2006 under which 1,708,671 Common Shares were registered for issuance under the Plan are incorporated herein by reference.

The Plan, as amended, is attached as Exhibit 4.1 to the Registrant’s Form S-8 (File No. 333-134871) filed by the Registrant with the Commission on June 8, 2006, and is hereby incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1

2004 Stock Option Plan of NovaGold Resources Inc. adopted May 11, 2004, as amended April 25, 2005 and March 10, 2006. Filed as Exhibit 4.1 to the Registrant’s Form S-8 (File No. 333-134871) on June 8, 2006, and incorporated herein by reference.

5.1	Opinion and Consent of McInnes Cooper

23.1	Consent of McInnes Cooper (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 10th day of August, 2006.

NOVAGOLD RESOURCES INC.

By: /s/ Rick Van Nieuwenhuyse
Name:	Rick Van Nieuwenhuyse
Title:	President and CEO
(Principal Executive Officer)

By: /s/ R.J. (Don) MacDonald
Name:	R.J. (Don) MacDonald
Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Rick Van Nieuwenhuyse Rick Van Nieuwenhuyse	President, CEO and Director (Principal Executive Officer)	August 10, 2006
/s/ R.J. (Don) MacDonald R.J. (Don) MacDonald	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2006
George Brack*	Director	August 10, 2006
Gerald J. McConnell*	Director	August 10, 2006
Cole McFarland*	Director	August 10, 2006
James Philip*	Director	August 10, 2006

*/s/ Rick Van Nieuwenhuyse	/s/ R.J. (Don) MacDonald
Rick Van Nieuwenhuyse	R.J. (Don) MacDonald
Attorney-in Fact	Attorney-in Fact

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1

2004 Stock Option Plan of NovaGold Resources Inc. adopted May 11, 2004, as amended April 25, 2005 and March 10, 2006. Filed as Exhibit 4.1 to the Registrant’s Form S-8 (File No. 333-134871) on June 8, 2006, and incorporated herein by reference.

5.1	Opinion and Consent of McInnes Cooper

23.1	Consent of McInnes Cooper (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature page)